UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain
View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 22, 2013, MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Allergan, Inc., a Delaware Corporation (“Parent”), and Groundhog Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $25.00 per share net to the seller in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer (including any Shares owned by Allergan and its subsidiaries); (ii) the expiration or termination of any applicable waiting period relating to the Offer, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions. The consummation of the Offer is not subject to any financing condition.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain conditions, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, the Purchaser, the Company or their respective subsidiaries or (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If the Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized and unissued Shares available under the Company’s certificate of incorporation, the Company has granted the Purchaser an irrevocable option (the “Top-Up Option”), exercisable only on the terms and conditions set forth in the Merger Agreement, to purchase, at a price per Share equal to the Offer Price, newly issued Shares in an amount up to the lowest number of Shares that, when added to the number of Shares that is then directly or indirectly owned by Parent or the Purchaser, constitutes one Share more than 90% of the outstanding Shares after the issuance of the new Shares sold to the Purchaser. The Purchaser will pay the Offer Price for each Share acquired through exercise of the Top-Up Option, with the Purchaser paying the Company the aggregate par value of the Top-Up Option Shares in cash and the balance of the aggregate price by delivery of a promissory note.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to effect, as promptly as reasonably practicable, all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger or termination of the Merger Agreement.

The Company has agreed not to solicit, initiate, seek, or knowingly encourage, induce or facilitate or take any action to solicit, initiate or seek or knowingly encourage, induce or facilitate any inquiry, expression of interest, proposal or offer that constitutes, relates to or could reasonably be expected to lead to any alternative proposal for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of the Company has concluded in good faith after consultation with its outside legal counsel that failure to do so would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders under Delaware law. In addition, the board of directors would be permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, in response to facts, events and/or circumstances that have developed since the signing of the Merger Agreement and of which the board of directors did not, as of the date thereof, have knowledge and that were not reasonably foreseeable to the board of directors as of or immediately prior to the date thereof after due inquiry of the Company’s executive management team if the board of directors has concluded in good faith after consultation with the Company’s outside legal counsel that in light of the unforeseen developments the failure to make such change in recommendation would reasonably be expected to be inconsistent with the fiduciary duties owed by the board of directors to the stockholders under Delaware law (it being understood that any such unforeseen developments shall exclude any approval by the U.S. Food and Drug Administration of the Company’s New Drug Application (“NDA”) for LEVADEX® (or any resubmission of such NDA or any other NDA relating to LEVADEX®)).

The Merger Agreement can be terminated by Parent or the Company under certain circumstances, and the Company will be required to pay Parent a termination fee of $36 million in connection with certain terminations.

The Merger Agreement has been unanimously adopted by the board of directors of the Company and the board of directors of the Company unanimously recommends that stockholders of the Company tender their Shares in the Offer, and, if necessary, vote to approve the Merger.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or Parent. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

On January 22, 2013, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreement

On January 22, 2013, in connection with the Merger Agreement, Brookside Capital Partners Fund, L.P., Thomas A. Armer, Christopher Y. Chai, Charlene A. Friedman, Anastasios E. Gianakakos, Donald J. Kellerman, Pharm.D., Scott Borland, Matthew V. McPherron, H. Ward Wolff, Scott R. Ward, Bernard J. Kelley, Gerri A. Henwood and W. James O’Shea (together, the “Supporting Stockholders”), each solely in their capacity as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Purchaser (the “Tender and Support Agreement”). Under the terms of the Tender and Support Agreement, the Supporting Stockholders have agreed to tender all Shares now held or hereafter acquired by them in the Offer. The Supporting Stockholders have also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Tender and Support Agreement allows certain of the Company stockholders who, as of the date of the Tender and Support Agreement, are parties to a written plan for trading Shares in accordance with Rule 10b5-1 under the Exchange Act (each, a “10b5-1 Plan”), to sell pursuant to such stockholder’s 10b5-1 Plan up to that number of Shares indicated on Schedule A to the Tender and Support Agreement as permitted to be sold under such 10b5-1 Plan, which Shares will be those issued upon the exercise of stock options outstanding as of the date of the Tender and Support Agreement or Shares outstanding as of the Tender and Support Agreement, as the case may be, solely as specified in Schedule A to the Tender and Support Agreement. The Supporting Stockholders collectively hold 3,312,176 outstanding Shares, or approximately 9.36% of the currently outstanding Shares.

The foregoing provisions of the Tender and Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms, upon the occurrence of a Triggering Event (as defined in the Merger Agreement, or in the event of an amendment to the Agreement that reduces the amount, or changes the form, of consideration payable to the stockholders of the Company pursuant to the terms of the Agreement.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc.

10.1	Tender and Support Agreement, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc., Brookside Capital Partners Fund, L.P., Thomas A. Armer, Christopher Y. Chai, Charlene A. Friedman, Anastasios E. Gianakakos, Donald J. Kellerman, Pharm.D., Scott Borland, Matthew V. McPherron, H. Ward Wolff, Scott R. Ward, Bernard J. Kelley, Gerri A. Henwood and W. James O’Shea.

99.1	Press Release, issued by MAP Pharmaceuticals, Inc. and Allergan, Inc. dated as of January 22, 2013.

Important Additional Information

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, Parent and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from Parent.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of the Company’s control; transaction costs; as well as risks discussed from time to time in the Company’s public disclosure filings with the SEC, including its most recent Annual Report on Form 10-K, most recent Quarterly Reports on Form 10-Q and in its subsequently filed SEC reports, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer. The information contained in this report is as of January 22, 2013. The Company disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman

Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc.

10.1	Tender and Support Agreement, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc., Brookside Capital Partners Fund, L.P., Thomas A. Armer, Christopher Y. Chai, Charlene A. Friedman, Anastasios E. Gianakakos, Donald J. Kellerman, Pharm.D., Scott Borland, Matthew V. McPherron, H. Ward Wolff, Scott R. Ward, Bernard J. Kelley, Gerri A. Henwood and W. James O’Shea.

99.1	Press Release, issued by MAP Pharmaceuticals, Inc. and Allergan, Inc. dated as of January 22, 2013.